SEVENTH AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "**Amendment**") is effective as of this 14th day of April, 2025, by and among (i) **WELLGISTICS HEALTH, INC.**, a Delaware corporation and successor in interest to Danam Health, Inc. ("**Buyer**"); (ii) **WELLGISTICS LLC**, a Florida limited liability company (the "**Company**") (iii) **STRATEGIX GLOBAL LLC**, a Utah limited liability company ("**Strategix**"), **NOMAD CAPITAL LLC**, a Utah limited liability company ("**Nomad**"), **JOUSKA HOLDINGS LLC**, a Delaware limited liability company ("**Jouska**"; together with Strategix and Nomad, collectively, "**Sellers**" and, each a "**Seller**"); (iv) the Persons identified as Seller Owners listed on Annex II hereto (collectively, the "**Seller Owners**" and, each, a "**Seller Owner**"; Seller Owners, together with the Sellers, shall be referred to as the "**Seller Parties**" and, each, a "**Seller Party**"); and (v) **BRIAN NORTON**, a resident of the State of Montana, in his capacity as Seller Representative ("**Seller Representative**"; together with Buyers, Sellers, and Seller Owners, collectively, the "**Parties**" and, each, a "**Party**").

RECITALS

A. The Parties are parties to that certain Membership Interest Purchase Agreement dated as of May 11, 2023 (the "**Original Purchase Agreement**" and together with the amendments listed below and this Amendment, the "**Purchase Agreement**"), concerning the acquisition of the membership interests of the Company by Buyer, as more particularly described in the Original Purchase Agreement;

B. The Parties amended the Original Purchase Agreement pursuant to a certain First Amendment dated August 4, 2023, a certain Second Amendment dated December 26, 2023, a certain Third Amendment dated March 22, 2024; a certain Fourth Amendment dated August 23, 2024; a certain Fifth Amendment dated November 4, 2024; and a certain Sixth Amendment dated March 6, 2025; and

C. The Parties desire to further amend the Purchase Agreement as provided in this Amendment.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and obligations contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein.

2. Actions at Closing and upon IPO. The pro rata portion of the Closing Payment (as defined in Section 2.2(b) of the Purchase Agreement) payable to Strategix shall be reduced by One Million Five Hundred Thousand Dollars ($1,500,000). In lieu of such amount, Strategix shall be issued 333,333 shares (the "**Converted Shares**") of Buyer common stock on the date the remainder of the Closing Payment is made by Buyer to the Sellers. The Converted Shares shall be subject to a twelve (12)-month lock-up agreement, in the same form as that executed between Buyer, Buyer's management and large stockholders at the time of its initial public offering, whereby such shares may not be sold, transferred, or otherwise disposed of except in limited circumstances without the prior written consent of Buyer.

3. Multiple Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, .pdf or other electronic means shall be effective as delivery of a manually executed counterpart to the Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Seventh Amendment to Membership Interest Purchase Amendment on the date first above written.

BUYER:

WELLGISTICS HEALTH, INC.

Signed by:
By: Vishnu Balu
6253ADF795B248D...
Name: Vishnu Balu
Title: Chief Financial Officer

COMPANY:

WELLGISTICS LLC

Signed by:
By:
0E515AE9DB61465...
Name: Brian Norton
Title: CEO

SELLER REPRESENTATIVE

Signed by:
0E515AE9DB61465...
Brian Norton